UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)    September 24, 2002
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                                MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                             19884-0141
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)













Item 5.  Other Events


On September 24, 2002, MBNA Europe Bank Limited, a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in the United Kingdom, completed the securitization of EUR795.0 million five-year credit card asset backed notes issued through Chester Asset Receivables Dealings 2002-B PLC
(CARDS trademark). MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation.

The transaction had three publicly traded asset backed notes, EUR699.0 million Class A (senior) floating-rate asset backed notes, EUR40.0 million Class B (subordinate) floating-rate asset backed notes, and EUR56.0 million Class C (subordinate) floating-rate asset backed notes. The Class A notes were priced at par and will accrue interest at 16 basis points over the three-month Euro Interbank Offered Rate ("EURIBOR"). The Class B notes were priced at par and will accrue interest at 50 basis points over the three-month EURIBOR. The Class C notes were priced at par and will accrue interest at 120 basis points over the three-month EURIBOR. Interest on the Class A notes, Class B notes, and Class C notes will be paid quarterly.

The securities are governed by English law and are expected to be listed on the London Stock Exchange.


































                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                    MBNA CORPORATION


Date: September 24, 2002                 By: /s/     M. Scot Kaufman
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                                                     M. Scot Kaufman
                                             Senior Executive Vice President
                                               and Chief Financial Officer